Exhibit 99.1

Revelation Biosciences Inc. Announces Financial Results for the Three and Twelve Months Ended December 31, 2022 and Recent Corporate Progress

San Diego, CA – March 30, 2023 – Revelation Biosciences Inc. (NASDAQ: REVB) (the “Company” or “Revelation”), a life sciences company that is focused on the development of immunologic based therapies for the prevention and treatment of disease, today reported its year end 2022 financial results and highlighted recent corporate progress.

Corporate Highlights

•
Completed a $15.6 million public offering.
•
Announced additional positive biomarker data from a preclinical study of REVTx-300 in acute kidney injury and chronic kidney disease.
•
Anticipates starting the combined Phase 1a clinical study for RETx-100 and REVTx-300.

“We are hopeful for a great 2023, starting with the manufacturing of clinical supply and additional REVTx-300 preclinical data in the first half of 2023, the initiation of our planned Phase 1a clinical study for both REVTx-300 and REVTx-100 in the second half of 2023 and filing our IND’s for REVTx-300 and REVTx-100 to support our Phase 1b clinical studies at the end of the year,” said James Rolke, Chief Executive Officer of Revelation. “We remain committed to the development of REVTx-300, REVTx-100 and deepening our pipeline.”

Results of Operations

As of December 31, 2022, Revelation had $5.3 million in cash and cash equivalents, compared to $1.3 million as of December 31, 2021. The increase in cash and cash equivalents was primarily due to net cash received from financing activities, offset primarily by cash used for operating activities. Based on current operating plans and projections, including the proceeds of the recent public offering, Revelation believes that its current cash and cash equivalents are sufficient to fund operations through June of 2024.

Revelation’s net cash used for operating activities for the three and twelve months ended December 31, 2022 was $0.9 million and $11.2 million, respectively, compared to net cash used for operating activities of $2.9 million and $11.1 million, respectively, for the same periods in 2021. Revelation’s net loss for the three and twelve months ended December 31, 2022 was $1.2 million and $10.8 million, or $1.77 per share and $20.09 per share, respectively, compared to a net loss of $3.9 million and $12.0 million, or $13.69 per share and $42.50 per share, for the same periods in 2021.

The changes in net cash used for operating activities and the decrease in net loss in 2022 as compared to 2021 were primarily due to decreases in diagnostic development expenses, clinical study expenses, financial advisory fees, legal fees, professional consulting service fees, offset by increases in public company directors and officers insurance policys.

About Revelation Biosciences Inc.

Revelation Biosciences, Inc. is a life sciences company focused on the development of immunologic-based therapies for the prevention and treatment of disease. Revelation has multiple product candidates in development that are based on the well-established biology of phosphorylated hexaacyl disaccharide (PHAD) and its effect on the innate immune system. REVTx‑300 is being developed as a potential therapy for the treatment of acute and chronic organ disease including CKD, AKI and myocarditis. REVTx‑100 is being developed as a prevention and treatment of infection. REVTx‑200 is being developed as an intranasal immunomodulator adjunct to be used in combination with an intramuscular vaccination for more complete immunity. REVTx‑99b is being developed as a treatment for food allergies.

For more information on Revelation, please visit www.RevBiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These forward-looking statements are generally identified by the words "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions. We caution investors that forward-looking statements are based on management’s expectations and are only predictions or statements of current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those anticipated by the forward-looking statements. Revelation cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date they were made. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the ability of Revelation to meet its financial and strategic goals, due to, among other things, competition; the ability of Revelation to grow and manage growth profitability and retain its key employees; the possibility that the Revelation may be adversely affected by other economic, business, and/or competitive factors; risks relating to the successful development of Revelation’s product candidates; the clinical utility of an increase in intranasal cytokine levels as a biomarker of viral infections; the ability to successfully complete planned clinical studies of its product candidates; the risk that we may not fully enroll our clinical studies or enrollment will take longer than expected; risks relating to the occurrence of adverse safety events and/or unexpected concerns that may arise from data or analysis from our clinical studies; changes in applicable laws or regulations; expected initiation of the clinical studies, the timing of clinical data; the outcome of the clinical data, including whether the results of such study is positive or whether it can be replicated; the outcome of data collected, including whether the results of such data and/or correlation can be replicated; the timing, costs, conduct and outcome of our other clinical studies; the anticipated treatment of future clinical data by the FDA, the EMA or other regulatory authorities, including whether such data will be sufficient for approval; the success of future development activities for its product candidates; potential indications for which product candidates may be developed; the potential impact that COVID-19 may have on Revelation’s suppliers, vendors, regulatory agencies, employees and the global economy as a whole; the ability of Revelation to maintain the listing of its securities on NASDAQ; investor sentiment relating to SPAC related going public transactions; the expected duration over which Revelation’s balances will fund its operations; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by Revelation.

REVELATION BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Operating expenses:
Research and development	$339,971	$2,665,430	$5,377,400	$6,914,756
General and administrative	878,356	1,191,517	5,487,111	5,035,729
Total operating expenses	1,218,327	3,856,947	10,864,511	11,950,485
Loss from operations	(1,218,327)	(3,856,947)	(10,864,511)	(11,950,485)
Other income (expense):
Other income (expense)	10,741	(3,439)	34,962	(36,352)
Total other income (expense), net	10,741	(3,439)	34,962	(36,352)
Net loss	$(1,207,586)	$(3,860,386)	$(10,829,549)	$(11,986,837)

Net loss per share, basic and diluted	$(1.77)	$(13.69)	$(20.09)	$(42.50)
Weighted-average shares used to compute net loss per share, basic and diluted	682,882	282,039	539,037	282,035

REVELATION BIOSCIENCES, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$5,252,979	$1,274,729
Deferred offering costs	87,171	—
Prepaid expenses and other current assets	73,132	637,342
Total current assets	5,413,282	1,912,071
Property and equipment, net	90,133	115,181
Right-of-use lease asset	—	14,960
Total assets	$5,503,415	$2,042,212
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$554,205	$596,261
Accrued expenses	985,497	1,528,669
Lease liability	—	16,752
Deferred underwriting commissions	2,911,260	—
Total current liabilities	4,450,962	2,141,682
Total liabilities	4,450,962	2,141,682
Stockholders’ equity (deficit):
Series A Preferred Stock, $0.001 par value; one and zero shares authorized, issued and outstanding at December 31, 2022 and December 31, 2021, respectively; liquidation preference of $5,000 and $0 at December 31, 2022 and December 31, 2021, respectively	—	—
Revelation Sub Series A Preferred Stock, $0.001 par value; zero shares authorized, issued and outstanding at December 31, 2022 and December 31, 2021	—	—
Revelation Sub Series A-1 Preferred Stock, $0.001 par value; zero and 1,100,000 shares authorized at December 31, 2022 and December 31, 2021, respectively, and zero shares issued and outstanding at December 31, 2022 and December 31, 2021	—	—
Common Stock, $0.001 par value; 500,000,000 and 11,000,000 shares authorized and 682,882 and 282,039 issued and outstanding at December 31, 2022 and December 31, 2021, respectively	683	282
Additional paid-in-capital	26,398,618	14,417,547
Accumulated deficit	(25,346,848)	(14,517,299)
Total stockholders’ equity (deficit)	1,052,453	(99,470)
Total liabilities and stockholders’ equity (deficit)	$5,503,415	$2,042,212

Company Contacts

Sandra Vedrick

Vice President, Investor Relations & Human Resources

Revelation Biosciences Inc.

Email: svedrick@revbiosciences.com

and

Chester Zygmont, III

Chief Financial Officer

Revelation Biosciences Inc.

Email: czygmont@revbiosciences.com